Exhibit 10.1

CVS CAREMARK CORPORATION BUSINESS PLANNING COMMITTEE
FORM OF RESTRICTED STOCK UNIT AGREEMENT – ANNUAL GRANT GRANT DATE: [XXXXX], 20XX

1.             Pursuant to the provisions of the 2010 Incentive Compensation Plan (the “ICP”) of CVS Caremark Corporation (the “Company”), on the date set forth above (the “Grant Date”), the Company has awarded and hereby evidences the Restricted Stock Unit (“RSU”) Award to the person named below (the “Executive”), subject to the terms and conditions set forth and incorporated in this Restricted Stock Unit agreement (the “Agreement”).  The ICP is hereby made a part hereof and Executive agrees to be bound by all the provisions of the ICP.  Capitalized terms not otherwise defined herein shall have the meaning assigned to such term(s) in the ICP.  Except as expressly provided below in Section 7, upon termination of employment the treatment of RSUs granted pursuant to this Agreement shall be governed under and subject to the terms of the Amended and Restated Employment Agreement between the Company and the Executive dated December [ ], 2008 (the “Employment Agreement”).  On the Grant Date specified above, the Fair Market Value (the “FMV”), which is the Closing Price of the Company’s common stock on the Grant Date, of each RSU equals $xx.xx.

Executive:
Employee ID:
RSUs (#):

2.             Each RSU represents a right to a future payment of one share (“Share”) of Common Stock ($0.01 par value) of the Company.  Subject to required tax withholding, if applicable, such payment shall be in Shares.

3.             (a)                                    To the extent dividends are paid on Shares while the RSUs remain outstanding and prior to the Settlement Date (as defined below), subject to Section 5(b), Executive shall be entitled to receive a cash payment in an amount equivalent to the cash dividends with respect to the number of Shares covered by the RSUs; provided, however, that no dividends shall be payable with respect to any RSUs forfeited on or prior to the dividend payment date.

(b)                                 Executive hereby agrees that the Company may withhold from the dividend equivalent amounts referred to in Section 3(a) above amounts sufficient to satisfy the applicable tax withholding in respect of such dividend equivalent payments.

4.             Subject to the terms and conditions of the ICP and this Agreement, including Section 5 below, and subject to Executive’s continued employment, Executive shall be entitled to receive (and the Company shall deliver to Executive) the Shares within sixty (60) days following the Vesting Date(s) set forth herein (or in the Employment Agreement, as the case may be), unless delivery of the Shares has been deferred in accordance with Section 5 below (the date of such delivery of the Shares being hereafter referred to as the “Settlement Date”).  Each “Vesting Date,” except as otherwise provided in Section 7 or the Employment Agreement, shall be in accordance with the schedule set forth below:

(a)                                  50% of the Shares underlying the RSU shall vest on the third anniversary of the Grant Date;

(b)                                 50% of the Shares underlying the RSU shall vest on the fifth anniversary of the Grant Date.

5.             (a)                                    In accordance with rules promulgated by the Management Planning and Development Committee of the Board of Directors (the “Committee”), Executive, to the extent eligible under the CVS Caremark Deferred Stock Compensation Plan, may elect to defer delivery of Shares in settlement of RSUs covered by this Agreement.  Any such deferred delivery date elected by Executive shall become the Settlement Date for purposes of this Agreement.

(b)                                 Notwithstanding Section 3(a), to the extent dividends are paid on such deferred Shares following the Vesting Date and prior to the Settlement Date, Executive shall be entitled to receive  a number of additional deferred Shares equal to: (x) the amount of dividend per Share as declared by the Company’s Board of Directors on the Company’s common stock multiplied by (y) the number of deferred Shares held by Executive on the record date of such dividend, divided by (z) the FMV of a Share on such dividend payment date.  The Company may decrease the number of additional deferred Shares calculated as provided herein by the number of Shares sufficient to satisfy the applicable tax withholding in respect of such dividend equivalent payments.

6.               Except as may be elected by Executive, on the Vesting Date or the Settlement Date, as the case may be, the number of Shares to be delivered by the Company to Executive shall be reduced by the smallest number of Shares having a FMV at least equal to the dollar amount of Federal, state or local tax withholding required to be withheld by the Company with respect to such RSUs on such date.  In lieu of having the number of Shares underlying the RSU reduced, Executive may elect to pay the Company for any amounts required to be withheld by the Company in connection with the vesting of the RSUs or delivery of the Shares pursuant to the Agreement.  Such election may be made electronically at any time prior to the Settlement Date of the RSUs.

7.             (a)                                    Except as provided in Sections 7(b) – (d) below, if, for any reason, Executive ceases to be employed by the Company, or a subsidiary of the Company, the RSUs shall be treated in accordance with the Employment Agreement.  In the event of a conflict between the Employment Agreement and the provisions in Sections 7(b) – (d) of this Agreement, this Agreement shall control.

(b)                                 In the event Executive ceases to be employed by the Company, or any subsidiary of the Company, for Cause (as defined in the Employment Agreement) or as a result of voluntary termination (as described in Section 10(d) of the Employment Agreement), all RSUs not then vested shall be immediately forfeited.

(c)                                  In the event Executive ceases to be employed by the Company, or any subsidiary of the Company, by reason of an Approved Early Retirement or Normal Retirement (both terms as defined in the Employment Agreement), the RSUs will be subject to the vesting provided below in this Section 7(c) so long as (i) Executive provides at least 12 months’ advance notice to the Committee of his intent to take Approved Early Retirement or Normal Retirement, (ii) Executive fully cooperates with the Company in transitioning his duties during the period between the disclosure to the Committee of his intent to take Approved Early Retirement or Normal Retirement and his retirement date, (iii) Executive continues to be employed by the Company through the Approved Early Retirement or Normal Retirement date, and (iv) the Committee approves such vesting terms (such approval not to be unreasonably withheld), and, in the case of an Approved Early Retirement, approves such retirement.  If the foregoing conditions are satisfied, the number of RSUs that vest on the Approved Early Retirement or Normal Retirement date shall be calculated as follows:

If the Approved Early Retirement or Normal Retirement date is prior to the third anniversary of the Grant Date: the number of RSUs granted on the Grant Date multiplied by the following fraction:  (A) the numerator shall be the whole number of months elapsed since the Grant Date and (B) thirty-six (36).  For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Executive has worked.  For example, if the time elapsed between the Grant Date and the Approved Early Retirement or Normal Retirement date is eight months and five days, the numerator in sub-section (A) above shall be nine.  The Vesting Date shall be the date the Approved Early Retirement or Normal Retirement date.

If the Normal Retirement date is after the third anniversary of the Grant Date: the number of RSUs granted on the Grant Date multiplied by the following fraction:  (C) the numerator shall be the whole number of months elapsed since the third anniversary of the Grant Date and (D) twenty-four (24).  For purposes of this calculation, the number of months in the numerator in sub-section (C) above shall include any partial month in which Executive has worked.  For example, if the time elapsed between the third anniversary date and the Normal Retirement date is eight months and five days, the numerator in sub-section (C) above shall be nine.  The Vesting Date shall be the Normal Retirement date.

(d)                                 In the event Executive ceases to be employed by the Company, or any subsidiary of the Company prior to the third anniversary of the Grant Date, by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, in not defined in such Plan, as defined by the Social Security Administration), the RSUs shall vest on a pro rata basis as follows:  the total number of RSUs vested as of the termination date, which is the last date that the Executive is employed by the Company or any subsidiary of the Company, shall be equal to the number of RSUs granted on the Grant Date multiplied by the following fraction:

(A) the numerator shall be the whole number of months elapsed since the Grant Date and (B) thirty-six (36).  For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Executive has worked.  For example, if the time elapsed between the Grant Date and the termination date is eight months and five days, the numerator in sub-section (A) above shall be nine.  The Vesting Date shall be the date the Employee ceases to be employed by the Company.

In the event the Executive ceases to be employed by the Company, or any subsidiary of the Company after the third anniversary, but prior to the fifth anniversary, of the Grant Date, by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, in not defined in such Plan, as defined by the Social Security Administration), the RSUs shall vest on a pro rata basis as follows: the total number of RSUs vested as of the termination date, which is the last date that the Executive is employed by the Company or any subsidiary of the Company, shall be equal to the number of RSUs granted on the Grant Date multiplied by the following fraction:  (C) the numerator shall be the whole number of months elapsed since the third anniversary of the Grant Date and (D) twenty-four (24).  For purposes of this calculation, the number of months in the numerator in sub-section (C) above shall include any partial month in which Executive has worked.  For example, if the time elapsed between the third anniversary date and the termination date is eight months and five days, the numerator in sub-section (C) above shall be nine.  The Vesting Date shall be the date the Employee ceases to be employed by the Company.

(e)                                  Notwithstanding the above, (i) the provisions of Section 10 of the ICP shall apply in the event of a Change in Control (as defined in Section 10) and (ii) the provisions of Section 7(e)(iv) of the ICP shall apply.

(f)                                    For purposes of this Section 7, transfer of employment of Executive from the Company to a subsidiary of the Company, transfer among or between subsidiaries, or transfer from a subsidiary to the Company shall not be treated as cessation of employment.

8.             An RSU does not represent an equity interest in the Company and carries no voting rights.  Executive shall have no rights of a shareholder with respect to the RSUs until the Shares have been delivered to Executive.

9.             Neither the execution and delivery hereof nor the granting of the award evidenced hereby shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ Executive for any specific period.

10.       Any notice required to be given hereunder to the Company shall be addressed to:  CVS Caremark Corporation, Senior Vice President, Chief Human Resources Officer, One CVS Drive, Woonsocket, RI 02895. Any notice required to be given hereunder to Executive shall be addressed to such Executive at the address shown on the records of the Company, subject to the right of either party hereafter to designate, in writing, to the other, some other address.

11.       All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the ICP shall be binding and conclusive on all persons.  In the event of any inconsistency between the terms hereof and the provisions of the ICP, the ICP shall govern.

12.       By accepting this Award, Executive acknowledges receipt of a copy of the ICP, and agrees to be bound by the terms and conditions set forth in this Agreement and the ICP as in effect from time to time.

13.       By accepting this Award, Executive further acknowledges that the Federal securities laws and/or Company’s policies regarding trading in its securities may limit or restrict Executive’s right to trade Shares, including without limitation, sales of Shares acquired in connection with RSUs.  Executive agrees to comply with such Federal securities law requirements and Company policies, as such laws and policies may be amended from time to time.

14.       The company intends that this Agreement not violate any applicable provision of, or result in any additional tax or penalty under, Section 409A of the Internal Revenue Code of 1986 (the “Code”), as amended, and that to the extent any provisions of this Agreement do not comply with Code Section 409A the Company will make such changes in order to comply with Code Section 409A.  In all events, the provisions of CVS Caremark

Corporation’s 409A Universal Definitions Document are hereby incorporated by reference and to the extent required to avoid a violation of the applicable rules under all Section 409A by reason of Section 409A(a)(2)(B)(i) of the Code, payment of any amounts subject to Section 409A of the Code shall be delayed until the relevant date of payment that will result in compliance with the rules of Section 409A(a)(2)(B)(i) of the Code.  For purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment, references to the “termination of employment” (and corollary terms) shall be construed to refer to “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)).

15.       Recoupment of Restricted Stock Unit Award Due to Material Fraud or Financial Misconduct.

Executive shall immediately repay to the Company the value of any pre-tax economic benefit that Executive derived from such RSUs, if the Board determines that misconduct has occurred in a manner which subjects Executive to recoupment under the Company’s recoupment policy, as in effect from time to time.  The amount to be repaid by Executive shall be the amount necessary to disgorge the value enjoyed or realized by Executive from the RSUs and the underlying Shares, as determined by the Board, or a portion of such value as may be determined by the Board in its sole discretion.  In making its determinations under this paragraph, the Board may, by way of example only, (i) with respect to any Shares which have been transferred to Executive in settlement of the RSUs and which are beneficially owned by Executive as of a date the repayment obligation arises, require Executive to repay to the Company the Fair Market Value of such Shares as of the date of such repayment and/or (ii) with respect to any Shares which were transferred to Executive in settlement of the RSUs and as to which beneficial ownership has been transferred by Executive as of the date a repayment obligation arises, require Executive to repay to the Company the Fair Market Value of such Shares as of the date such Shares were transferred by Executive.  In each case the amount to be repaid by Executive shall also include any dividends (including any economic benefit thereof) or distributions received by Executive with respect to any RSU Shares and, in calculating the value to be repaid, adjustments may be made for stock splits or other capital changes or corporate transactions, as determined by the Board.  If Executive has deferred payment of any portion of the amounts relating to an RSU that are subject to repayment hereunder, the amount of Executive’s deferred stock compensation accrual shall be reduced by the amount subject to repayment, plus all Company matching amounts and earnings on such amount.  If Executive fails to repay the required value immediately upon request by the Board, the Company may seek reimbursement of such value from Executive by reducing salary or any other payments that may be due to Executive, to the extent legally permissible, and/or through initiating a legal action to recover such amount, which recovery shall include any reasonable attorneys fees incurred by the Company in bringing such action.

16.         This Agreement shall be governed by the laws of the State of Rhode Island, without giving effect to its choice of law provisions.

By:
Lisa G. Bisaccia
Senior Vice President, Chief Human Resources Officer
CVS Caremark Corporation

Accepted By:

Date

2012 Merlo RSU Agreement